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Filed pursuant to 424(b)(3)
Registration No. 333-200594

BLACK CREEK INDUSTRIAL REIT IV INC.
SUPPLEMENT NO. 3 DATED SEPTEMBER 13, 2017
TO THE PROSPECTUS DATED JULY 3, 2017

        This prospectus supplement ("Supplement") is part of and should be read in conjunction with the prospectus of Black Creek Industrial REIT IV Inc., dated July 3, 2017 (the "Prospectus"), as supplemented by Supplement No. 1, dated August 9, 2017 ("Supplement No. 1") and Supplement No. 2, dated August 28, 2017 ("Supplement No. 2"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

        The purpose of this Supplement is as follows:

  A.
  To provide an update to the expected timing of the initial determination of an NAV per share of our common stock;

  B.
  To provide information regarding an authorized stock dividend;

  C.
  To update disclosure regarding the annual distribution fees paid on our Class T shares;

  D.
  To update disclosure regarding the organization and offering expense reimbursement payable to the Advisor;

  E.
  To update disclosure regarding the fixed component of the advisory fee;

  F.
  To update the section of the Prospectus titled "Investment Strategy, Objectives and Policies";

  G.
  To update disclosure regarding certain limitations on expense reimbursements to our Advisor;

  H.
  To update the labeling of one of the rows in the performance component calculation example;

  I.
  To update the section of the Prospectus titled "The Operating Partnership"; and

  J.
  To update Appendix B to the Prospectus.

A.    Update to the expected timing of the initial determination of an NAV per share of our common stock

        The board of directors has determined that it expects that the initial determination of an NAV per share of our common stock will occur as of a date no later than June 30, 2018. Therefore, any reference in the Prospectus, in Supplement No. 1 and in Supplement No. 2 to the expected timing of our initial determination of NAV per share of our common stock is hereby changed from "as of a date no later than December 31, 2017" to "as of a date no later than June 30, 2018."

B.    Dividend authorized by our board of directors

        The following information should be read in conjunction with the sections titled "Prospectus Summary—Distribution Policy" and "Description of Capital Stock—Distributions" on pages 30-31 and 211-213, respectively, of the Prospectus:

          Our board of directors has authorized the issuance of a stock dividend to all holders of Class T shares, whereby each Class T shareholder of record as of the close of business on September 29, 2017 will receive 50 Class W shares. This stock dividend will be issued following the close of business on September 29, 2017.

C.    Update to disclosure regarding the annual distribution fees paid on our Class T shares

        1.     The last sentence of the second paragraph under the caption, "Class T Shares, Class W Shares and Class I Shares of Common Stock" in the "Prospectus Summary" section on page 2 of the Prospectus is hereby superseded and replaced with the following:

          Subject to FINRA limitation on underwriting compensation and certain other limitations, the ongoing distribution fees payable with respect to Class T shares and Class W shares sold in our primary offering is an annual amount equal to 1.0% of the NAV per Class T share and 0.5% per Class W share, respectively.

        2.     The dollar amount of "Annual Distribution Fees" for Class T shares in the table in the "Prospectus Summary—Class T Shares, Class W Shares and Class I Shares of Common Stock" and "Questions and Answers About This Offering—What are the Differences Among the Class T, Class W and Class I Shares of Common Stock Being Offered?" sections on pages 3 and 42, respectively, of the Prospectus, is hereby superseded and replaced with "$95."

D.    Update regarding Organization and Offering Expense Reimbursement to our Advisor

        The list of examples of organization and offering expenses in (i) the first sentence of the first paragraph under the caption "Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager" in the "Prospectus Summary" and "Management Compensation" sections on pages 15 and 159, respectively, of the Prospectus, (ii) footnote (2) to the tables in the "Estimated Use of Proceeds" section on page 108, and (iii) the first sentence of the first paragraph under the caption "Other Compensation" in the section titled "Plan of Distribution—Underwriting Compensation" on page 270 of the Prospectus is revised to include "reimbursement of broker dealers for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by their participating customers".

E.    Update regarding the fixed component of the advisory fee

        The following paragraph supersedes and replaces the second and third sentences in the first paragraph under the caption "Advisory Fee—Fixed Component and Expense Reimbursements—the Advisor" in the "Prospectus Summary" and "Management Compensation" sections on pages 16-17 and 160-161 of the Prospectus, respectively, and "Advisory Fee and Expense Reimbursements" in the "The Advisor and the Advisory Agreement—The Advisory Agreement" section on page 148 of the Prospectus:

          The fixed component of the advisory fee will consist of (i) a monthly fee of 1/12th of 0.80% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves, depreciation and amortization expenses) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the fixed component of the advisory fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be 1/12th of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves, depreciation and amortization expenses) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) with respect to a disposition, a fee equal to 1.0% of the total consideration paid in connection with the disposition or gross market capitalization of the company upon the occurrence of a listing, calculated in accordance with the terms of the Advisory Agreement. The term "disposition" shall include (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, (c) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (d) a listing of our common stock on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock.

F.     Update to the section of the Prospectus titled "Investment Strategy, Objectives and Policies"

        1.     The following supersedes and replaces the last paragraph under the caption, "Borrowing Policies" on page 121 of the Prospectus:

          Our charter restricts us from obtaining loans from any of our directors, the Advisor, the Sponsor and any of our affiliates unless such loan is approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

        2.     The following supersedes and replaces the fourth bullet in the list under the caption, "Investment Limitations" on page 121 of the Prospectus:

  •
  Make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, the Advisor, the Sponsor or any of their affiliates;

G.    Update regarding the certain limitations on expense reimbursements to the Advisor

        1.     The following supersedes and replaces the thirteenth paragraph under the caption, "Advisory Fee and Expense Reimbursements" in the "The Advisor and the Advisory Agreement—The Advisory Agreement" section on page 152 of the Prospectus:

          The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves, computed by taking the average of such values as the end of each month during such period, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves, and excluding any gain from the sale of our assets. Such operating expenses will be calculated in accordance with GAAP (if it is still applicable under the then current accounting standards) and will include, but will not be limited to, items such as legal, accounting and auditing, advisory fees, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the Statement of Policy; (f) acquisition fees, acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); and (g) distributions with respect to interests in the Operating Partnership.

        2.     The following footnote supersedes and replaces footnote (4) to table in the "Management Compensation" section on page 169 of the Prospectus:

  (4)
  The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves, computed by taking the average of such values as of the end of the month during such period, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves, and excluding an gain from the sale of our assets, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The fixed and performance components of the advisory fee will count against the limit on total operating expenses. See "—The Advisory Agreement."

H.    Update to the performance component calculation example

        The parenthetical in row J of the table under the caption, "Performance Component Calculation Example" in the section titled "The Advisor and the Advisory Agreement—The Advisory Agreement" on page 153 of the Prospectus is hereby replaced with "(H multiplied by I)."

I.     Update to the section of the Prospectus titled "The Operating Partnership Agreement"

        1.     The following sentence supersedes and replaces the final sentence of the second paragraph under the caption, "General" on page 172 of the Prospectus:

          As of July 1, 2017, we owned a 99.9% limited partner interest in the Operating Partnership and a 0.1% general partner interest in the Operating Partnership and the Sponsor owned 100 Special Units as a limited partner.

        2.     The following paragraph supersedes and replaces the second paragraph under the caption, titled "Operations" on page 173 of the Prospectus:

          The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flows from operating activities and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a monthly basis (or at our election, more or less frequently), in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

J.     Update to Appendix B

        The subscription agreement included as Appendix B to the Prospectus is hereby superseded and replaced with Appendix A to this supplement.

 APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

1. INVESTMENT — See payment instructions on next page.

Total $ Invested

Please check the appropriate box:

☐ **Initial Investment** — This is my initial investment: $2,000 minimum for Class T shares and Class W shares; $1,000,000 for Class I shares (unless waived) ($2,500 minimum for non-qualified plans in NY, which cannot be waived).

☐ **Additional Investment** — This is an additional investment: $500 minimum.

Account # ______________________

State of Sale ______________________

2. ACCOUNT TYPE - Select Class T Shares, Class W Shares or Class I Shares below (choose only one).

This Subscription Agreement is for Class T shares, Class W shares and Class I shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The prospectus of Black Creek Industrial REIT IV as amended and supplemented as of the date hereof (the "Prospectus") contains additional information regarding the different share classes.

☐ **Class T Share**

☐ **Class W Share** (available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus).

☐ **Class I Share** (available for certain accounts and other eligible investors as disclosed in the prospectus).

3. TYPE OF OWNERSHIP

Non-Custodial Ownership

☐ **Individual Ownership** — One signature required.

☐ **Transfer on Death** — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

☐ **Joint Tenants with Rights of Survivorship** — All parties must sign.

☐ **Community Property** — All parties must sign.

☐ **Tenants in Common** — All parties must sign.

☐ **Corporate Ownership** — Authorized signature required. Include copy of corporate resolution.

☐ S-Corp ☐ C-Corp ☐ LLC

☐ **Governmental Qualified Pension Plan and Profit-Sharing Plan** (Non-custodian)

☐ **Non-Governmental Qualified Pension Plan and Profit-Sharing Plan** (Non-custodian)

☐ **Partnership Ownership** — Authorized signature required. Include copy of partnership agreement.

☐ **Estate** — Personal representative signature required.

____

Name of Executor

Include a copy of the court appointment dated within 90 days.

Trust Accounts

☐ **Taxable Trust**
Include a copy of the first and last page of the trust.

☐ **Tax-Exempt Trust**
Include a copy of the first and last page of the trust.

☐ **Other** (Specify)

____

____

Name of Trustee

Include a copy of the first and last page of the plan, as well as Trustee information

Custodial Ownership

☐ **Traditional IRA** — Custodian signature required in section 10.

☐ **Roth IRA** — Custodian signature required in section 10.

☐ **Decedent IRA** — Custodian signature required in section 10.

Name of Deceased ______________________

☐ **Simplified Employee Pension / Trust (SEP)**

☐ **Governmental Pension or Profit-Sharing Plan** — Custodian signature required in section 10.

☐ **Non-Governmental Pension or Profit-Sharing Plan** — Custodian signature required in section 10.

☐ **Uniform Gift to Minors Act** — Custodian signature required in section 10.

State of ______ Custodian for ______________________

☐ **Other** (Specify)

____

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City State ZIP

Custodian Information — To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

4. SUBSCRIBER INFORMATION

☐ Employee or Affiliate of Advisor of Black Creek Industrial REIT IV

Investor | Co-Investor

Investor Social Security / Taxpayer ID # | Co-Investor Social Security / Taxpayer ID #

Birth Date / Articles of Incorporation (MM/DD/YY) | Co-Investor Birth Date (MM/DD/YY)

Brokerage Account Number | Home Telephone | Investor E-mail Address

Residence Address (no P.O. Box)

Street Address | City | State | ZIP

Mailing Address* (if different from above)

Street Address | City | State | ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

Please Indicate Citizenship Status ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

5. E-CONSENT

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, tax documents, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Black Creek Industrial REIT IV. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in sole discretion, elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

☐ I consent to electronic delivery

E-mail Address

If blank, the e-mail address provided in section 4 will be used.

6. INVESTMENT METHOD

☐ **By Mail** — Attach a check made payable to Black Creek Industrial REIT IV, unless you are a resident of Ohio, Pennsylvania or Washington, in which case checks should be made payable to UMB Bank, N.A., as Escrow Agent for Black Creek Industrial REIT IV Inc.

☐ **By Wire** — **Account Name:** UMB Bank, N.A., Kansas City, MO 64106
ABA Routing Number: 101000695
Account Number: 9871976114
Beneficiary: Black Creek Industrial REIT IV

Please request when sending a wire that the wire reference the subscriber's name in order to assure that the wire is credited to the proper account.

☐ **Asset Transfer** —

☐ Asset transfer form sent to transferring institution. ☐ Asset transfer form included with subscription.

Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

9. SUITABILITY AND OTHER REPRESENTATIONS (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce Black Creek Industrial REIT IV to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor
a) I (we) understand that the transaction price per share at which my (our) investment will be executed will be made available at www.bcindustrialiv.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. I (we) understand that once Black Creek Industrial REIT IV commences monthly valuations, which will be as of a date no later than December 31, 2017, the transaction price per share generally will be made available within 15 calendar days after the last calendar day of each month, and such transaction price will generally be the transaction price for the then-current month for each share class. I (we) understand that my (our) subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made publicly available. I (we) understand that I (we) am (are) not committed to purchase shares at the time my (our) subscription order is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (we) understand that I (we) may withdraw my (our) purchase request during such period by notifying the transfer agent, my (our) financial intermediary, or directly through Black Creek Industrial REIT IV's toll-free, automated telephone line, 888.310.9352	(a) Initials _____	Initials _____
b) I have (we have) received a copy of the final Prospectus.	(b) Initials _____	Initials _____
c) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials _____	Initials _____
d) I (we) hereby authorize Black Creek Industrial REIT IV, upon occurrence of a Liquidity Event (as defined in Black Creek Industrial REIT IV's Prospectus), to share with the Registered Representative's firm listed in section 11 the identification number that is assigned to my (our) securities account at the transfer agent's custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative's firm. Please initial if you agree.	(d) Initials _____	Initials _____
e) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.	(e) Initials _____	Initials _____
f) If I am (we are) a resident of **AL, IA, ID, KS, KY, MA, ME, NE, NJ, NM, ND, OR, PA, TN** or **VT**, I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under "Suitability Standards." I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.	(f) Initials _____	Initials _____
g) If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets,on an individual basis, the suitability standards set forth in the "Suitability Standards" section of the Prospectus, including any higher state-specific requirements as applicable to such equity owner.	(g) Initials _____	Initials _____
h) If I am (we are) an **Alabama** resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Black Creek Industrial REIT IV and other similar public, illiquid direct participation programs.	(h) Initials _____	Initials _____
i) If I am (we are) an **Iowa** resident, I (we) have either: (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Black Creek Industrial REIT IV or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.	(i) Initials _____	Initials _____
j) If I am (we are) a **Kansas** investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.	(j) Initials _____	Initials _____
k) If I am (we are) a **Kansas** resident, I am (we are) limiting my (our) aggregate investment in the securities of Black Creek Industrial REIT IV and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.	(k) Initials _____	Initials _____
l) If I am (we are) a **Kentucky** resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in Black Creek Industrial REIT IV's shares or the shares of Black Creek Industrial REIT IV's affiliates' non-publicly traded real estate investment trusts.	(l) Initials _____	Initials _____
m) If I am (we are) a **Nebraska** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I am (we are) limiting my (our) aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of my (our) net worth (excluding the value of my (our) home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal Securities laws is not subject to the foregoing limitations.	(m) Initials _____	Initials _____
n) If I am (we are) a **New Jersey** resident, I (we) have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in Black Creek Industrial REIT IV, Black Creek Industrial REIT IV's affiliates, and other non-publicly traded direct investment programs (including REITs, BDCs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.	(n) Initials _____	Initials _____
o) If I am (we are) an **Ohio** resident, I am (we are) limiting my (our) investment in Black Creek Industrial REIT IV, its affiliates and other non-traded real estate investment programs to no more than 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	(o) Initials _____	Initials _____
p) If I am (we are) an **Oregon** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I (we) have a net worth of at least ten times my (our) investment in Black Creek Industrial REIT IV's shares and those of its affiliates.	(p) Initials _____	Initials _____
q) If I am (we are) a **Pennsylvania** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I (we) shall not invest more than 10% of my (our) net worth (exclusive of home, furnishings and automobiles) in these securities.	(q) Initials _____	Initials _____
r) If I am (we are) a **Vermont** resident and I am (we are) not an accredited investor, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, my (our) investment in this offering does not exceed 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.	(r) Initials _____	Initials _____
s) If an affiliate of Black Creek Industrial REIT IV or its advisor, BCI IV Advisors LLC, I (we) represent that the shares are being purchased for investment purposes only and not for immediate resale.	(s) Initials _____	Initials _____

Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

10. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by Black Creek Industrial REIT IV I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security / Taxpayer ID # field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Black Creek Industrial REIT IV's transfer agent, DST Systems, Inc.

Signature of Investor or Trustee | Signature of Co-Investor or Trustee, if applicable | Date

Signature of Custodian

11. BROKER / DEALER — To be completed by the Registered Representative (RR).

The Broker / Dealer (B / D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor's legal residence. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor's prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker / Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker / Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned further confirms by its signature, on behalf of the Broker / Dealer that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant or beneficiary, IRA, or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (Code): (i) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor's purchase of shares; (ii) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (iii) it is a fiduciary under ERISA or the Code, or both, with respect to such investor's purchase of shares, and it is responsible for exercising independent judgment in evaluating such investor's purchase of shares.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 9 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative | Broker / Dealer Name | Telephone Number

Mailing Address | Home Officer Mailing Address

City | State | ZIP | City | State | ZIP

B / D Rep # | Registered Representative's Telephone Number | Registered Representative's E-mail Address

Signature – Registered Representative | Signature – Broker / Dealer (if applicable)

Please be aware that Black Creek Industrial REIT IV, BCI IV Advisors LLC (the "Advisor"), BCI IV Advisors Group LLC and Black Creek Capital Markets, LLC (the "Dealer Manager") and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Black Creek Industrial REIT IV's public offering or the purchase of Black Creek Industrial REIT IV's common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Black Creek Industrial REIT IV's common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Black Creek Industrial REIT IV in connection with the purchase of the shares.

No sale of shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor's financial condition or can no longer make the representations and warranties set forth in section 9, Black Creek Industrial REIT IV requests that the investor promptly notify Black Creek Industrial REIT IV and the investor's Broker / Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Black Creek Industrial REIT IV Inc.

Direct Overnight Mail:	**P.O. Box:**
Black Creek Group	Black Creek Group
C/O DST Systems Inc.	P.O. Box 219079
430 W 7th Street, Suite 219079	Kansas City, MO 64121-0979
Kansas City, MO 64105	

Black Creek Group — Black Creek Industrial REIT IV Contact Information:
Phone: 866.324.REIT (324.7348) **Web Site:** bcindustrialiv.com **E-mail:** operations@blackcreekgroup.com

BCIRIV-RET-SA-TWI-SEP17

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  Filed pursuant to 424(b)(3) Registration No. 333-200594
BLACK CREEK INDUSTRIAL REIT IV INC. SUPPLEMENT NO. 3 DATED SEPTEMBER 13, 2017 TO THE PROSPECTUS DATED JULY 3, 2017
APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT